EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-98145 of Berkshire Hathaway Inc. on Form S-3 of our reports dated March 5, 2002, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 14, 2002